Exhibit 8.1

Mayer Brown LLP 71 South Wacker Drive Chicago, Illinois 60606-4637 Main Tel +1 312 782 0600 Main Fax +1 312 701 7711 www.mayerbrown.com
December 14, 2015

Nissan Auto Receivables Corporation II

One Nissan Way

Franklin, TN 37067

(615) 725-1664

Re:	Nissan Auto Receivables Corporation II

Registration Statement on Form SF-3

(Registration No. 333-[            ])

Ladies and Gentlemen:

We have acted as special federal tax counsel to Nissan Auto Receivables Corporation II, a Delaware limited liability company (the “Company”), in connection with the above-captioned registration statement (such registration statement, together with the exhibits and any amendments thereto, the “Registration Statement”), filed by the Company with the Securities and Exchange Commission in connection with the registration by the Company of Asset Backed Notes (the “Notes”). As described in the Registration Statement, the Notes will be issued from time to time in series, with each series being issued by a statutory trust (each, a “Trust”) to be formed by the Company pursuant to a Trust Agreement (each, a “Trust Agreement”) between the Company and a trustee. For each series, the Notes will be issued pursuant to an Indenture (the “Indenture”) between the related Trust and an indenture trustee.

In that regard, we generally are familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of any series of Notes and have examined copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including the Registration Statement and, in each case as filed as an exhibit to the Registration Statement, the form of Underwriting Agreement, the form of Indenture (including the form of Notes included as an exhibit thereto), the form of Amended and Restated Trust Agreement, the form of Purchase Agreement, the form of Sale and Servicing Agreement, the form of Interest Rate Cap Agreement and the form of Administration Agreement (collectively, the “Operative Documents”). Terms used herein without definition have the meanings given to such terms in the Registration Statement.

Mayer Brown LLP operates in combination with other Mayer Brown entities (the “Mayer Brown Practices”), which have offices in North America, Europe and Asia and are associated with Tauil & Chequer Advogados, a Brazilian law partnership.

Mayer Brown LLP

December 14, 2015

Based on the foregoing and assuming that the Operative Documents with respect to each series are executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under the Operative Documents in fact occur in accordance with the terms thereof, we hereby confirm that, if we are acting as federal tax counsel with respect to an issuance of Notes, the statements set forth in the Prospectus (to the extent they relate to federal income tax consequences) forming part of the Registration Statement under the captions “Summary of Terms—Tax Status” and “Material U.S. Federal Income Tax Consequences” to the extent that such statements expressly state our opinions or state that our opinion has been or will be provided as to the Notes, accurately reflect our opinion.

The opinion set forth herein is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (“IRS”) contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein. The statutory provisions, regulations and interpretations on which our opinions are based are subject to change, which changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinion may not be taken by the IRS.

We know that we are referred to under the captions referred to above included in the Registration Statement, and we hereby consent to the use of our name therein and to the use of this opinion for filing with the Registration Statement as Exhibit 8.1 thereto, without admitting we are “experts” within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Sincerely,

/s/ Mayer Brown LLP

Mayer Brown LLP